EXHIBIT 2

BCE Consolidated (1) Consolidated Operational Data

	Q3	Q3			YTD	YTD
($ millions, except per share amounts)	2006	2005	$ change	% change	2006	2005	$ change	% change

Operating revenues	4,422	4,408	14	0.3%	13,166	13,066	100	0.8%
Operating expenses	(2,582)	(2,591)	9	0.3%	(7,610)	(7,571)	(39)	(0.5%)

EBITDA (2)	1,840	1,817	23	1.3%	5,556	5,495	61	1.1%
EBITDA margin (3)	41.6%	41.2%		0.4 pts	42.2%	42.1%		0.1 pts
Amortization expense	(786)	(774)	(12)	(1.6%)	(2,332)	(2,285)	(47)	(2.1%)
Net benefit plans cost	(118)	(103)	(15)	(14.6%)	(388)	(300)	(88)	(29.3%)
Restructuring and other items	(126)	(31)	(95)	n.m.	(264)	(31)	(233)	n.m.

Operating income	810	909	(99)	(10.9%)	2,572	2,879	(307)	(10.7%)
Other (expense) income	(113)	1	(114)	n.m.	(149)	31	(180)	n.m.
Interest expense	(247)	(238)	(9)	(3.8%)	(713)	(710)	(3)	(0.4%)

Pre-tax earnings from continuing operations	450	672	(222)	(33.0%)	1,710	2,200	(490)	(22.3%)
Income taxes	(85)	(179)	94	52.5%	(412)	(607)	195	32.1%
Non-controlling interest	(41)	(49)	8	16.3%	(124)	(149)	25	16.8%

Earnings from continuing operations	324	444	(120)	(27.0%)	1,174	1,444	(270)	(18.7%)
Discontinued operations	(22)	15	(37)	n.m.	116	87	29	33.3%

Net earnings	302	459	(157)	(34.2%)	1,290	1,531	(241)	(15.7%)
Dividends on preferred shares	(17)	(18)	1	5.6%	(52)	(53)	1	1.9%

Net earnings applicable to common shares	285	441	(156)	(35.4%)	1,238	1,478	(240)	(16.2%)

Net earnings per common share — basic
Continuing operations	$0.39	$0.46	$(0.07)	(15.2%)	$1.28	$1.51	$(0.23)	(15.2%)
Discontinued operations	$(0.03)	$0.02	$(0.05)	n.m.	$0.13	$0.09	$0.04	44.4%
Net earnings	$0.36	$0.48	$(0.12)	(25.0%)	$1.41	$1.60	$(0.19)	(11.9%)
Net earnings per common share — diluted
Continuing operations	$0.39	$0.46	$(0.07)	(15.2%)	$1.28	$1.51	$(0.23)	(15.2%)
Discontinued operations	$(0.03)	$0.02	$(0.05)	n.m.	$0.13	$0.09	$0.04	44.4%
Net earnings	$0.36	$0.48	$(0.12)	(25.0%)	$1.41	$1.60	$(0.19)	(11.9%)
Dividends per common share	$0.33	$0.33	$—	0.0%	$0.99	$0.99	$—	0.0%
Average number of common shares outstanding — basic (millions)	818.8	927.0			878.2	926.6

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	8	—			9	33
Discontinued operations	(11)	—			104	(6)
Restructuring and other items	(71)	(21)			(156)	(21)
Cost incurred to form the Bell Aliant Regional Communication Income Fund (Bell Aliant)	(28)	—			(42)	—

Total	(102)	(21)			(85)	6
Impact on net earnings per share	$(0.12)	$(0.02)			$(0.10)	$0.01

EPS before restructuring and other items, net gains on investments, and costs incurred to form Bell Aliant (2)	$0.48	$0.50	$(0.02)	(4.0%)	$1.51	$1.59	$(0.08)	(5.0%)

n.m. : not meaningful
BCE Inc. Supplementary Financial Information — Third Quarter 2006 Page 2

BCE Consolidated (1) Consolidated Operational Data — Historical Trend

	YTD				Total
($ millions, except per share amounts)	2006	Q3 06	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Operating revenues	13,166	4,422	4,388	4,356	17,605	4,539	4,408	4,368	4,290
Operating expenses	(7,610)	(2,582)	(2,513)	(2,515)	(10,374)	(2,803)	(2,591)	(2,511)	(2,469)

EBITDA (2)	5,556	1,840	1,875	1,841	7,231	1,736	1,817	1,857	1,821
EBITDA margin (3)	42.2%	41.6%	42.7%	42.3%	41.1%	38.2%	41.2%	42.5%	42.4%
Amortization expense	(2,332)	(786)	(790)	(756)	(3,061)	(776)	(774)	(763)	(748)
Net benefit plans cost	(388)	(118)	(134)	(136)	(359)	(59)	(103)	(99)	(98)
Restructuring and other items	(264)	(126)	(50)	(88)	(55)	(24)	(31)	(5)	5

Operating income	2,572	810	901	861	3,756	877	909	990	980
Other (expense) income	(149)	(113)	(32)	(4)	27	(4)	1	24	6
Interest expense	(713)	(247)	(231)	(235)	(949)	(239)	(238)	(236)	(236)

Pre-tax earnings from continuing operations	1,710	450	638	622	2,834	634	672	778	750
Income taxes	(412)	(85)	(155)	(172)	(802)	(195)	(179)	(185)	(243)
Non-controlling interest	(124)	(41)	(39)	(44)	(201)	(52)	(49)	(52)	(48)

Earnings from continuing operations	1,174	324	444	406	1,831	387	444	541	459
Discontinued operations	116	(22)	50	88	130	43	15	40	32

Net earnings	1,290	302	494	494	1,961	430	459	581	491
Dividends on preferred shares	(52)	(17)	(18)	(17)	(70)	(17)	(18)	(18)	(17)

Net earnings applicable to common shares	1,238	285	476	477	1,891	413	441	563	474

Net earnings per common share — basic
Continuing operations	$1.28	$0.39	$0.47	$0.42	$1.90	$0.39	$0.46	$0.57	$0.48
Discontinued operations	$0.13	$(0.03)	$0.06	$0.10	$0.14	$0.05	$0.02	$0.04	$0.03
Net earnings	$1.41	$0.36	$0.53	$0.52	$2.04	$0.44	$0.48	$0.61	$0.51
Net earnings per common share — diluted
Continuing operations	$1.28	$0.39	$0.47	$0.42	$1.90	$0.39	$0.46	$0.57	$0.48
Discontinued operations	$0.13	$(0.03)	$0.06	$0.10	$0.14	$0.05	$0.02	$0.04	$0.03
Net earnings	$1.41	$0.36	$0.53	$0.52	$2.04	$0.44	$0.48	$0.61	$0.51
Dividends per common share	$0.99	$0.33	$0.33	$0.33	$1.32	$0.33	$0.33	$0.33	$0.33
Average number of common shares outstanding — basic (millions)	878.2	818.8	896.4	920.5	926.8	927.3	927.0	926.6	926.2

The following items are included in net earnings:
Net gains (losses) on investments
Continuing operations	9	8	—	1	33	—	—	33	—
Discontinued operations	104	(11)	35	80	(6)	—	—	(5)	(1)
Restructuring and other items	(156)	(71)	(27)	(58)	(37)	(16)	(21)	(3)	3
Cost incurred to form Bell Aliant	(42)	(28)	(14)	—	—	—	—	—	—

Total	(85)	(102)	(6)	23	(10)	(16)	(21)	25	2
Impact on net earnings per share	$(0.10)	$(0.12)	$(0.01)	$0.03	$(0.01)	$(0.02)	$(0.02)	$0.03	$—

EPS before restructuring and other items, net gains on investments and costs incurred to form Bell Aliant(2)	$1.51	$0.48	$0.54	$0.49	$2.05	$0.46	$0.50	$0.58	$0.51

BCE Inc. Supplementary Financial Information — Third Quarter 2006 Page 2

BCE Consolidated (1) Segmented Data

	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated)	2006	2005	$ change	% change	2006	2005	$ change	% change

Revenues
Residential	1,799	1,770	29	1.6%	5,288	5,229	59	1.1%
Business	1,495	1,473	22	1.5%	4,466	4,375	91	2.1%
Bell Aliant	841	826	15	1.8%	2,506	2,483	23	0.9%
Other Bell Canada	393	436	(43)	(9.9%)	1,190	1,229	(39)	(3.2%)
Inter-segment eliminations	(189)	(183)	(6)	(3.3%)	(553)	(533)	(20)	(3.8%)

Total Bell Canada	4,339	4,322	17	0.4%	12,897	12,783	114	0.9%
Other BCE
Telesat	113	112	1	0.9%	351	357	(6)	(1.7%)
Other	12	15	(3)	(20.0%)	42	50	(8)	(16.0%)

Total Other BCE	125	127	(2)	(1.6%)	393	407	(14)	(3.4%)
Inter-segment eliminations	(42)	(41)	(1)	(2.4%)	(124)	(124)	—	0.0%

Total revenues	4,422	4,408	14	0.3%	13,166	13,066	100	0.8%

Operating income
Residential	400	430	(30)	(7.0%)	1,307	1,379	(72)	(5.2%)
Business	223	203	20	9.9%	576	641	(65)	(10.1%)
Bell Aliant	204	194	10	5.2%	572	573	(1)	(0.2%)
Other Bell Canada	—	78	(78)	n.m.	116	275	(159)	(57.8%)

Total Bell Canada	827	905	(78)	(8.6%)	2,571	2,868	(297)	(10.4%)
Other BCE
Telesat	32	43	(11)	(25.6%)	110	123	(13)	(10.6%)
Other	(49)	(39)	(10)	(25.6%)	(109)	(112)	3	2.7%

Total Other BCE	(17)	4	(21)	n.m.	1	11	(10)	(90.9%)

Total operating income	810	909	(99)	(10.9%)	2,572	2,879	(307)	(10.7%)

Capital expenditures (4)
Residential	316	405	89	22.0%	882	1,095	213	19.5%
Business	202	245	43	17.6%	514	670	156	23.3%
Bell Aliant	131	143	12	8.4%	386	395	9	2.3%
Other Bell Canada	66	80	14	17.5%	238	226	(12)	(5.3%)

Total Bell Canada	715	873	158	18.1%	2,020	2,386	366	15.3%
Other BCE
Telesat	44	91	47	51.6%	173	198	25	12.6%
Other	1	(6)	(7)	n.m.	5	(19)	(24)	n.m.

Total capital expenditures	760	958	198	20.7%	2,198	2,565	367	14.3%

n.m. : not meaningful
BCE Inc. Supplementary Financial Information — Third Quarter 2006 Page 3

BCE Consolidated (1) Segmented Data — Historical Trend

	YTD				Total
($ millions, except where otherwise indicated)	2006	Q3 06	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Revenues
Residential	5,288	1,799	1,758	1,731	7,016	1,787	1,770	1,750	1,709
Business	4,466	1,495	1,496	1,475	5,966	1,591	1,473	1,459	1,443
Bell Aliant	2,506	841	829	836	3,320	837	826	820	837
Other Bell Canada	1,190	393	392	405	1,651	422	436	397	396
Inter-segment eliminations	(553)	(189)	(183)	(181)	(719)	(186)	(183)	(174)	(176)

Total Bell Canada	12,897	4,339	4,292	4,266	17,234	4,451	4,322	4,252	4,209
Other BCE
Telesat	351	113	120	118	475	118	112	137	108
Other	42	12	18	12	63	13	15	23	12

Total Other BCE	393	125	138	130	538	131	127	160	120
Inter-segment eliminations	(124)	(42)	(42)	(40)	(167)	(43)	(41)	(44)	(39)

Total revenues	13,166	4,422	4,388	4,356	17,605	4,539	4,408	4,368	4,290

Operating income
Residential	1,307	400	452	455	1,772	393	430	472	477
Business	576	223	174	179	863	222	203	206	232
Bell Aliant	572	204	188	180	768	195	194	189	190
Other Bell Canada	116	—	80	36	349	74	78	114	83

Total Bell Canada	2,571	827	894	850	3,752	884	905	981	982
Other BCE
Telesat	110	32	39	39	157	34	43	43	37
Other	(109)	(49)	(32)	(28)	(153)	(41)	(39)	(34)	(39)

Total Other BCE	1	(17)	7	11	4	(7)	4	9	(2)

Total operating income	2,572	810	901	861	3,756	877	909	990	980

Capital expenditures (4)
Residential	882	316	329	237	1,417	322	405	374	316
Business	514	202	185	127	867	197	245	234	191
Bell Aliant	386	131	143	112	525	130	143	137	115
Other Bell Canada	238	66	110	62	313	87	80	102	44

Total Bell Canada	2,020	715	767	538	3,122	736	873	847	666
Other BCE
Telesat	173	44	86	43	260	62	91	53	54
Other	5	1	4	—	(22)	(3)	(6)	(10)	(3)

Total capital expenditures	2,198	760	857	581	3,360	795	958	890	717

BCE Inc. Supplementary Financial Information — Third Quarter 2006 Page 4

BCE Consolidated (1) Consolidated Balance Sheet Data

	September 30	June 30	March 31	December 31
($ millions, except where otherwise indicated)	2006	2006	2006	2005

ASSETS
Current assets
Cash and cash equivalents	2,293	135	879	349
Accounts receivable	1,838	1,639	1,421	1,399
Other current assets	832	1,049	1,067	1,043
Current assets of discontinued operations	—	464	434	892

Total current assets	4,963	3,287	3,801	3,683
Capital assets	21,892	21,882	21,777	21,777
Other long-term assets	2,907	2,326	2,326	2,462
Indefinite-life intangible assets	2,903	2,903	2,899	2,899
Goodwill	5,484	6,001	5,982	5,966
Non-current assets of discontinued operations	44	2,981	3,106	3,851

Total assets	38,193	39,380	39,891	40,638

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,045	2,896	2,783	3,085
Interest payable	231	167	263	170
Dividends payable	310	313	322	343
Debt due within one year	1,411	1,308	1,205	1,197
Current liabilities of discontinued operations	1	286	371	828

Total current liabilities	4,998	4,970	4,944	5,623
Long-term debt	13,063	11,568	11,593	11,819
Other long-term liabilities	4,839	4,827	4,916	4,963
Non-current liabilities of discontinued operations	—	1,423	1,442	614

Total liabilities	22,900	22,788	22,895	23,019

Non-controlling interest	2,222	2,453	2,633	2,898

SHAREHOLDERS’ EQUITY
Preferred shares	1,670	1,670	1,670	1,670

Common shareholders’ equity
Common shares	13,555	16,159	16,467	16,806
Treasury stock	—	—	(62)	—
Contributed surplus	2,574	1,019	1,036	1,081
Deficit	(4,726)	(4,706)	(4,747)	(4,763)
Currency translation adjustment	(2)	(3)	(1)	(73)

Total common shareholders’ equity	11,401	12,469	12,693	13,051

Total shareholders’ equity	13,071	14,139	14,363	14,721

Total liabilities and shareholders’ equity	38,193	39,380	39,891	40,638

Number of common shares outstanding (A) (B)	812.0	891.4	906.2	927.3

Total Net Debt	12,181	12,741	11,919	12,667
Total Capitalization	27,474	29,333	28,915	30,286

Key ratios

Net debt : Total Capitalization	44.3%	43.4%	41.2%	41.8%
Net debt : Trailing 12 month EBITDA	1.67	1.75	1.64	1.75
EBITDA : Interest (trailing 12 month)	7.66	7.71	7.65	7.62

(A)	Excludes 2.2 million of treasury stock in the March 31, 2006 balance

(B)	As a result of the BCE Inc. Plan of Arrangement on July 10, 2006, the total number of BCE Inc. common shares issued and outstanding on that date was 815.6 million.
BCE Inc. Supplementary Financial Information — Third Quarter 2006 Page 5

Proportionate Net Debt, Preferreds and EBITDA
BCE Consolidated Net debt and preferreds

	BELL CANADA					BCE
At September 30, 2006				Inter-		Bell Canada			BCE
($ millions, except where otherwise indicated)	Bell Canada (excl. Bell Aliant)	Bell Aliant	Bell Canada Consolidated	company eliminations	Total Bell Canada	(excl. Bell Aliant) less elims.	Bell Aliant	Telesat	Corporate & Other	BCE Consolidated

Cash and cash equivalents	(1,965)	(300)	(2,265)		(2,265)	(1,965)	(300)	(22)	(6)	(2,293)
Debt due within one year	2,052	162	2,214	(1,305)	909	747	162	8	494	1,411
Long-term debt	8,588	2,799	11,387	(293)	11,094	8,295	2,799	188	1,781	13,063

Net debt A B	8,675	2,661	11,336	(1,598)	9,738	7,077	2,661	174	2,269	12,181
Preferred shares — Bell Canada (8)	1,100		1,100		1,100	1,100				1,100
Preferred Shares — Telesat (8)								50		50
Perpetual Preferred shares — BCE									1,670	1,670

Net debt and preferreds	9,775	2,661	12,436	(1,598)	10,838	8,177	2,661	224	3,939	15,001

Proportionate net debt and preferreds, Trailing EBITDA

	%	Proportionate
For the quarter ended September 30, 2006	owned	net debt and	TOTAL EBITDA					PROPORTIONATE EBITDA
($ millions, except where otherwise indicated)	by BCE	preferreds	Q3 06	Q2 06	Q1 06	Q4 05	Trailing	Q3 06	Q2 06	Q1 06	Q4 05	Trailing

Bell Canada (excl. Bell Aliant) less elims	100%	8,177	1,459	1,486	1,458	1,354	5,757	1,459	1,486	1,458	1,354	5,757
Bell Aliant	44.7%	1,189	376	371	360	375	1,482	168	166	161	168	663

Total Bell Canada Consolidated		9,366	1,835	1,857	1,818	1,729	7,239	1,627	1,652	1,619	1,522	6,420
Other BCE
Telesat	100%	224	62	70	70	66	268	62	70	70	66	268
Corporate and other B	100%	3,939	(33)	(28)	(26)	(37)	(124)	(33)	(28)	(26)	(37)	(124)

Total Other BCE		4,163	29	42	44	29	144	29	42	44	29	144
Inter-segment eliminations		—	(24)	(24)	(21)	(22)	(91)	(24)	(24)	(21)	(22)	(91)

Total		13,529	1,840	1,875	1,841	1,736	7,292	1,632	1,670	1,642	1,529	6,473

A	Includes 100% of subsidiary debt

B	BCE Corporate & Other total net debt includes a PPA (7) fair value increment of $90 million
BCE Inc. Supplementary Financial Information — Third Quarter 2006 Page 6

BCE Consolidated Consolidated Cash Flow Data

	Q3	Q3		YTD	YTD
($ millions, except where otherwise indicated)	2006	2005	$ change	2006	2005	$ change

Cash flows from operating activities
Earnings from continuing operations	324	444	(120)	1,174	1,444	(270)
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	786	774	12	2,332	2,285	47
Net benefit plans cost	118	103	15	388	300	88
Restructuring and other items	126	31	95	264	31	233
Net gains on investments	(8)	—	(8)	(10)	(39)	29
Future income taxes	43	110	(67)	346	260	86
Non-controlling interest	41	49	(8)	124	149	(25)
Contributions to employee pension plans	(49)	(28)	(21)	(121)	(147)	26
Other employee future benefit plan payments	(25)	(24)	(1)	(72)	(69)	(3)
Payments of restructuring and other items	(124)	(23)	(101)	(194)	(149)	(45)
Operating assets and liabilities	370	133	237	(369)	(287)	(82)

	1,602	1,569	33	3,862	3,778	84

Capital expenditures	(760)	(958)	198	(2,198)	(2,565)	367
Other investing activities	(3)	4	(7)	(14)	3	(17)
Cash dividends paid on preferred shares	(21)	(21)	—	(62)	(64)	2
Cash dividends paid by subsidiaries to non-controlling interest	(75)	(46)	(29)	(185)	(143)	(42)

Free Cash Flow from operations, before common dividends (2)	743	548	195	1,403	1,009	394
Cash dividends paid on common shares	(294)	(306)	12	(901)	(889)	(12)

Free Cash Flow from operations, after common dividends (2)	449	242	207	502	120	382
Business acquisitions	(27)	(55)	28	(66)	(177)	111
Bell Aliant	(152)	—	(152)	(225)	—	(225)
Increase in investments	(161)	(75)	(86)	(280)	(216)	(64)
Decrease in investments	—	1	(1)	64	5	59

Free Cash Flow after investments and divestitures	109	113	(4)	(5)	(268)	263

Other financing activities
Increase (decrease) in notes payable and bank advances	80	(55)	135	245	126	119
Issue of long-term debt	3,419	200	3,219	3,717	1,095	2,622
Repayment of long-term debt	(1,925)	(185)	(1,740)	(2,751)	(893)	(1,858)
Issue of common shares	16	12	4	18	25	(7)
Repurchase of common shares	(114)	—	(114)	(1,108)	—	(1,108)
Issue of equity securities by subsidiaries to non-controlling interest	—	1	(1)	13	1	12
Redemption of equity securities by subsidiaries from non-controlling interest	—	(22)	22	(255)	(60)	(195)
Other financing activities	(92)	(15)	(77)	(121)	(47)	(74)

	1,384	(64)	1,448	(242)	311	(553)

Cash provided by (used in) continuing operations	1,493	49	1,444	(247)	(21)	(226)
Cash provided by (used in) discontinued operations	688	46	642	2,095	116	1,979

Net decrease in cash and cash equivalents	2,181	95	2,086	1,848	95	1,753
Cash and cash equivalents at beginning of period	112	380	(268)	445	380	65

Cash and cash equivalents at end of period	2,293	475	1,818	2,293	247	(489)

Consists of:
Cash and cash equivalents of continuing operations	2,293	372	1,921	2,293	372	1,921
Cash and cash equivalents of discontinued operations	—	103	(103)	—	103	(103)

Total	2,293	475	1,818	2,293	475	1,818

Other information
Capital expenditures as a percentage of revenues	17.2%	21.7%	4.5 pts	16.7%	19.6%	2.9 pts
Cash flow per share (5)	$1.03	$0.66	$0.37	$1.89	$1.31	$0.58
Annualized cash flow yield (6)	12.1%	7.4%	4.7 pts	7.6%	13.7%	(6.1) pts
Common dividend payout	103.2%	69.4%	33.8 pts	72.8%	60.1%	12.7 pts
BCE Inc. Supplementary Financial Information — Third Quarter 2006     Page 7

BCE Consolidated (1) Consolidated Cash Flow Data — Historical Trend

	YTD				Total
($ millions, except where otherwise indicated)	2006	Q3 06	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Cash flows from operating activities
Earnings from continuing operations	1,174	324	444	406	1,831	387	444	541	459
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities:
Amortization expense	2,332	786	790	756	3,061	776	774	763	748
Net benefit plans cost	388	118	134	136	359	59	103	99	98
Restructuring and other items	264	126	50	88	55	24	31	5	(5)
Net (gains) losses on investments	(10)	(8)	—	(2)	(38)	1	—	(39)	—
Future income taxes	346	43	105	198	718	458	110	50	100
Non-controlling interest	124	41	39	44	201	52	49	52	48
Contributions to employee pension plans	(121)	(49)	(41)	(31)	(206)	(59)	(28)	(30)	(89)
Other employee future benefit plan payments	(72)	(25)	(22)	(25)	(93)	(24)	(24)	(21)	(24)
Payments of restructuring and other items	(194)	(124)	(34)	(36)	(171)	(22)	(23)	(26)	(100)
Operating assets and liabilities	(369)	370	(159)	(580)	(384)	(97)	133	(40)	(380)

	3,862	1,602	1,306	954	5,333	1,555	1,569	1,354	855

Capital expenditures	(2,198)	(760)	(857)	(581)	(3,360)	(795)	(958)	(890)	(717)
Other investing activities	(14)	(3)	(9)	(2)	39	36	4	4	(5)
Cash dividends paid on preferred shares	(62)	(21)	(20)	(21)	(86)	(22)	(21)	(22)	(21)
Cash dividends paid by subsidiaries to non-controlling interest	(185)	(75)	(49)	(61)	(169)	(26)	(46)	(48)	(49)

Free Cash Flow from operations, before common dividends (2)	1,403	743	371	289	1,757	748	548	398	63
Cash dividends paid on common shares	(901)	(294)	(302)	(305)	(1,195)	(306)	(306)	(305)	(278)

Free Cash Flow from operations, after common dividends (2)	502	449	69	(16)	562	442	242	93	(215)
Business acquisitions	(66)	(27)	(12)	(27)	(228)	(51)	(55)	(36)	(86)
Bell Aliant	(225)	(152)	(51)	(22)	—	—	—	—	—
Increase in investments	(280)	(161)	(105)	(14)	(233)	(17)	(75)	(12)	(129)
Decrease in investments	64	—	13	51	17	12	1	3	1

Free Cash Flow after investments and divestitures	(5)	109	(86)	(28)	118	386	113	48	(429)

Other financing activities
Increase (decrease) in notes payable and bank advances	245	80	232	(67)	(69)	(195)	(55)	319	(138)
Issue of long-term debt	3,717	3,419	298	—	1,095	—	200	195	700
Repayment of long-term debt	(2,751)	(1,925)	(529)	(297)	(1,073)	(180)	(185)	(674)	(34)
Issue of common shares	18	16	1	1	25	—	12	4	9
Repurchase of common shares	(1,108)	(114)	(469)	(525)	—	—	—	—	—
Issue of equity securities by subsidiaries to non-controlling interest	13	—	10	3	1	—	1	—	—
Redemption of equity securities by subsidiaries from non-controlling interest	(255)	—	(255)	—	(78)	(18)	(22)	(21)	(17)
Other financing activities	(121)	(92)	(15)	(14)	(63)	(16)	(15)	(17)	(15)

	(242)	1,384	(727)	(899)	(162)	(409)	(64)	(194)	505

Cash provided by (used in) continuing operations	(247)	1,493	(813)	(927)	(44)	(23)	49	(146)	76
Cash provided by (used in) discontinued operations	2,095	688	47	1,360	109	(7)	46	—	70

Net increase (decrease) in cash and cash equivalents	1,848	2,181	(766)	433	65	(30)	95	(146)	146
Cash and cash equivalents at beginning of period	445	112	878	445	380	475	380	526	380

Cash and cash equivalents at end of period	2,293	2,293	112	878	445	445	475	380	526

Consists of:
Cash and cash equivalents of continuing operations	2,293	2,293	135	879	349	349	372	323	469
Cash and cash equivalents (bank indebtedness) of discontinued operations	—	—	(23)	(1)	96	96	103	57	57

Total	2,293	2,293	112	878	445	445	475	380	526

Other information
Capital expenditures as a percentage of revenues	16.7%	17.2%	19.5%	13.3%	19.1%	17.5%	21.7%	20.4%	16.7%
Cash flow per share (5)	$1.89	$1.03	$0.50	$0.41	$2.13	$0.82	$0.66	$0.50	$0.15
Annualized cash flow yield (6)	7.6%	12.1%	6.3%	4.5%	6.8%	11.6%	7.4%	5.9%	0.9%
Common dividend payout	72.8%	103.2%	63.4%	63.9%	63.2%	74.1%	69.4%	54.2%	58.6%
BCE Inc. Supplementary Financial Information — Third Quarter 2006     Page 8

Bell Canada Consolidated (1) Operational Data

	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated)	2006	2005	$ change	% change	2006	2005	$ change	% change

Revenues
Local and access	1,292	1,371	(79)	(5.8%)	3,924	4,117	(193)	(4.7%)
Long distance	458	513	(55)	(10.7%)	1,376	1,574	(198)	(12.6%)
Wireless	912	798	114	14.3%	2,566	2,277	289	12.7%
Data	1,022	1,001	21	2.1%	3,026	2,919	107	3.7%
Video	289	251	38	15.1%	852	708	144	20.3%
Terminal sales and other	366	388	(22)	(5.7%)	1,153	1,188	(35)	(2.9%)

Total operating revenues	4,339	4,322	17	0.4%	12,897	12,783	114	0.9%
Operating expenses	(2,504)	(2,520)	16	0.6%	(7,387)	(7,328)	(59)	(0.8%)

EBITDA (2)	1,835	1,802	33	1.8%	5,510	5,455	55	1.0%

EBITDA margin (%) (3)	42.3%	41.7%		0.6 pts	42.7%	42.7%		0.0 pts
Amortization expense	(772)	(756)	(16)	(2.1%)	(2,289)	(2,233)	(56)	(2.5%)
Net benefit plans cost	(125)	(111)	(14)	(12.6%)	(404)	(324)	(80)	(24.7%)
Restructuring and other items	(111)	(30)	(81)	n.m.	(246)	(30)	(216)	n.m.

Operating income	827	905	(78)	(8.6%)	2,571	2,868	(297)	(10.4%)
Other (expense) income	(83)	19	(102)	n.m.	(115)	41	(156)	n.m.
Interest expense	(215)	(208)	(7)	(3.4%)	(618)	(620)	2	0.3%

Pre-tax earnings	529	716	(187)	(26.1%)	1,838	2,289	(451)	(19.7%)
Income taxes	(137)	(198)	61	30.8%	(433)	(604)	171	28.3%
Non-controlling interest	(25)	(16)	(9)	(56.3%)	(77)	(48)	(29)	(60.4%)

Net Earnings	367	502	(135)	(26.9%)	1,328	1,637	(309)	(18.9%)
Dividends on preferred shares	(12)	(14)	2	14.3%	(39)	(41)	2	4.9%

Net earnings applicable to common shares	355	488	(133)	(27.3%)	1,289	1,596	(307)	(19.2%)

Other information
Cash flow information
Free Cash Flow (FCF) (2)
Cash from operating activities	1,552	1,545	7	0.5%	3,912	3,871	41	1.1%
Capital expenditures	(715)	(873)	158	18.1%	(2,020)	(2,386)	366	15.3%
Dividends and distributions	(453)	(468)	15	3.2%	(1,405)	(1,342)	(63)	(4.7%)
Other investing items	(4)	4	(8)	n.m.	(14)	3	(17)	n.m.

Total	380	208	172	82.7%	473	146	327	n.m.

Capital expenditures as a percentage of revenues (%)	16.5%	20.2%		3.7 pts	15.7%	18.7%		3.0 pts

	Sept. 30	Dec. 31
Balance Sheet Information	2006	2005

Net Debt
Long-term debt	11,387	10,177
Debt due within one year	2,214	836
Less: Cash and cash equivalents	(2,265)	(231)

Total Net Debt	11,336	10,782
Non-controlling interest	1,261	1,212
Total shareholders’ equity	9,773	10,135

Total Capitalization	22,370	22,129

Net Debt: Total Capitalization	50.7%	48.7%
Net Debt: Trailing 12 month EBITDA	1.57	1.50
EBITDA : Interest (trailing 12 month)	8.77	8.69

n.m.:	not meaningful
BCE Inc. Supplementary Financial Information — Third Quarter 2006     Page 9

Bell Canada Consolidated (1) Operational Data — Historical Trend

	YTD				Total
($ millions, except where otherwise indicated)	2006	Q3 06	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Revenues
Local and access	3,924	1,292	1,317	1,315	5,465	1,348	1,371	1,374	1,372
Long distance	1,376	458	459	459	2,055	481	513	520	541
Wireless	2,566	912	853	801	3,085	808	798	769	710
Data	3,026	1,022	1,003	1,001	4,016	1,097	1,001	966	952
Video	852	289	286	277	976	268	251	236	221
Terminal sales and other	1,153	366	374	413	1,637	449	388	387	413

Total operating revenues	12,897	4,339	4,292	4,266	17,234	4,451	4,322	4,252	4,209
Operating expenses	(7,387)	(2,504)	(2,435)	(2,448)	(10,050)	(2,722)	(2,520)	(2,414)	(2,394)

EBITDA (2)	5,510	1,835	1,857	1,818	7,184	1,729	1,802	1,838	1,815

EBITDA margin (%) (3)	42.7%	42.3%	43.3%	42.6%	41.7%	38.8%	41.7%	43.2%	43.1%

Amortization expense	(2,289)	(772)	(778)	(739)	(2,989)	(756)	(756)	(745)	(732)
Net benefit plans cost	(404)	(125)	(137)	(142)	(389)	(65)	(111)	(107)	(106)
Restructuring and other items	(246)	(111)	(48)	(87)	(54)	(24)	(30)	(5)	5

Operating income	2,571	827	894	850	3,752	884	905	981	982
Other (expense) income	(115)	(83)	(31)	(1)	40	(1)	19	11	11
Interest expense	(618)	(215)	(199)	(204)	(827)	(207)	(208)	(206)	(206)

Pre-tax earnings	1,838	529	664	645	2,965	676	716	786	787
Income taxes	(433)	(137)	(165)	(131)	(742)	(138)	(198)	(177)	(229)
Non-controlling interest	(77)	(25)	(26)	(26)	(70)	(22)	(16)	(16)	(16)

Net Earnings (loss)	1,328	367	473	488	2,153	516	502	593	542
Dividends on preferred shares	(39)	(12)	(13)	(14)	(55)	(14)	(14)	(13)	(14)

Net earnings applicable to common shares	1,289	355	460	474	2,098	502	488	580	528

Other information

Cash flow information

Free Cash Flow (FCF) (2)
Cash from operating activities	3,912	1,552	1,401	959	5,506	1,635	1,545	1,466	860
Capital expenditures	(2,020)	(715)	(767)	(538)	(3,122)	(736)	(873)	(847)	(666)
Dividends and distributions	(1,405)	(453)	(454)	(498)	(1,747)	(405)	(468)	(452)	(422)
Other investing items	(14)	(4)	(9)	(1)	5	2	4	4	(5)

Total	473	380	171	(78)	642	496	208	171	(233)

Capital expenditures as a percentage of revenues (%)	15.7%	16.5%	17.9%	12.6%	18.1%	16.5%	20.2%	19.9%	15.8%

		Sept. 30	June 30	March 31	Dec. 31
Balance Sheet Information		2006	2006	2006	2005

Net Debt
Long-term debt		11,387	9,895	9,955	10,177
Debt due within one year		2,214	1,500	1,806	836
Less: Cash and cash equivalents		(2,265)	(97)	(685)	(231)

Total Net Debt		11,336	11,298	11,076	10,782
Non-controlling interest		1,261	1,028	1,214	1,212
Total shareholders’ equity		9,773	10,280	10,191	10,135

Total Capitalization		22,370	22,606	22,481	22,129

Net Debt: Total Capitalization		50.7%	50.0%	49.3%	48.7%
Net Debt : Trailing 12 month EBITDA		1.57	1.57	1.54	1.50
EBITDA : Interest (trailing 12 month)		8.77	8.81	8.71	8.69
BCE Inc. Supplementary Financial Information — Third Quarter 2006     Page 10

Bell Canada Consolidated (1) Statistical Data

	Q3	Q3		YTD	YTD
	2006	2005	% change	2006	2005	% change

Wireline

Local
Network access services (k)
Residential	7,569	8,133	(6.9%)	7,569	8,133	(6.9%)
Business	4,668	4,570	2.1%	4,668	4,570	2.1%

Total	12,237	12,703	(3.7%)	12,237	12,703	(3.7%)

Long Distance (LD)
Conversation minutes (M)	4,477	4,457	0.4%	13,609	13,669	(0.4%)
Average revenue per minute ($)	0.095	0.103	(7.8%)	0.093	0.103	(9.7%)

Data

Internet subscribers (9) (k)
High Speed Internet net activations (k)	90	106	(15.1%)	208	326	(36.2%)
High Speed Internet subscribers (k)	2,403	2,134	12.6%	2,403	2,134	12.6%
Dial-up Internet subscribers (k)	531	621	(14.5%)	531	621	(14.5%)

	2,934	2,755	6.5%	2,934	2,755	6.5%

Wireless

Cellular & PCS net activations (k)
Pre-paid	20	73	(72.6%)	25	144	(82.6%)
Post-paid	94	50	88.0%	238	162	46.9%

	114	123	(7.3%)	263	306	(14.1%)

Cellular & PCS subscribers (k)
Pre-paid	1,453	1,345	8.0%	1,453	1,345	8.0%
Post-paid	4,251	3,886	9.4%	4,251	3,886	9.4%

	5,704	5,231	9.0%	5,704	5,231	9.0%

Average revenue per unit (ARPU) ($/month)	53	51	3.9%	51	49	4.1%
Pre-paid	16	14	14.3%	14	13	7.7%
Post-paid	66	63	4.8%	64	60	6.7%

Churn (%) (average per month)	1.5%	1.5%	0.0 pts	1.6%	1.6%	0.0 pts
Pre-paid	2.8%	1.6%	(1.2) pts	2.8%	1.8%	(1.0) pts
Post-paid	1.1%	1.5%	0.4 pts	1.1%	1.5%	0.4 pts

Usage per subscriber (min/month)	277	265	4.5%	267	253	5.5%
Cost of acquisition (COA) (10) ($/sub)	415	432	3.9%	410	405	(1.2%)
Wireless EBITDA ($ millions)	411	363	13.2%	1,133	996	13.8%
Wireless EBITDA margin (11)	43.7%	44.0%	(0.3) pts	42.9%	42.7%	0.2 pts
Wireless capital expenditures ($ millions)	110	103	(6.8%)	277	285	2.8%
Wireless capital expenditures as a percentage of revenue	12.1%	12.9%	0.8 pts	10.8%	12.5%	1.7 pts

Paging subscribers (k)	298	364	(18.1%)	298	364	(18.1%)
Paging average revenue per unit ($/month)	10	10	0.0%	10	12	(16.7%)

Video (DTH and VDSL)

Total subscribers (k)	1,788	1,677	6.6%	1,788	1,677	6.6%
Net subscriber activations (k)	30	82	(63.4%)	61	174	(64.9%)
ARPU ($/month)	54	51	5.9%	53	49	8.2%
Video EBITDA ($ millions)	42	12	n.m.	155	22	n.m.
Churn (%) (average per month)	1.0%	1.0%	0.0 pts	1.0%	0.9%	(0.1) pts

n.m.:	not meaningful
BCE Inc. Supplementary Financial Information — Third Quarter 2006     Page 11

Bell Canada Consolidated (1) Statistical Data — Historical Trend

	YTD				Total
	2006	Q3 06	Q2 06	Q1 06	2005	Q4 05	Q3 05	Q2 05	Q1 05

Wireline

Local
Network access services (k)
Residential		7,569	7,673	7,842		7,985	8,133	8,189	8,332
Business		4,668	4,635	4,600		4,596	4,570	4,538	4,518

Total		12,237	12,308	12,442		12,581	12,703	12,727	12,850

Long Distance (LD)
Conversation minutes (M)	13,609	4,477	4,570	4,562	18,211	4,542	4,457	4,641	4,571
Average revenue per minute ($)	0.093	0.095	0.092	0.093	0.101	0.094	0.103	0.100	0.106

Data

Internet subscribers (9) (k)
High Speed Internet net activations (k)	208	90	47	71	387	61	106	92	128
High Speed Internet subscribers (k)		2,403	2,313	2,266		2,195	2,134	2,028	1,936
Dial-up Internet subscribers (k)		531	552	564		586	621	666	696

		2,934	2,865	2,830		2,781	2,755	2,694	2,632

Wireless

Cellular & PCS net activations (k)
Pre-paid	25	20	(16)	21	227	83	73	29	42
Post-paid	238	94	106	38	289	127	50	117	(5)

	263	114	90	59	516	210	123	146	37

Cellular & PCS subscribers (k)
Pre-paid		1,453	1,433	1,449		1,428	1,345	1,272	1,243
Post-paid		4,251	4,157	4,051		4,013	3,886	3,836	3,719

		5,704	5,590	5,500		5,441	5,231	5,108	4,962

Average revenue per unit (ARPU) ($/month)	51	53	51	48	49	51	51	50	46
Pre-paid	14	16	14	13	14	14	14	16	11
Post-paid	64	66	63	61	61	64	63	61	57

Churn (%) (average per month)	1.6%	1.5%	1.6%	1.6%	1.6%	1.5%	1.5%	1.6%	1.6%
Pre-paid	2.8%	2.8%	3.2%	2.5%	1.9%	2.2%	1.6%	2.1%	1.8%
Post-paid	1.1%	1.1%	1.1%	1.3%	1.4%	1.3%	1.5%	1.4%	1.6%

Usage per subscriber (min/month)	267	277	270	249	255	261	265	262	232
Cost of acquisition (COA) (10) ($/sub)	410	415	419	394	406	409	432	401	373
Wireless EBITDA ($ millions)	1,133	411	367	355	1,307	311	363	333	300
Wireless EBITDA margin (11)	42.9%	43.7%	41.8%	43.0%	41.2%	37.1%	44.0%	42.4%	41.4%
Wireless capital expenditures ($ millions)	277	110	98	69	343	58	103	118	64
Wireless capital expenditures as a percentage of revenue	10.8%	12.1%	11.4%	8.6%	11.1%	7.2%	12.9%	15.3%	9.0%

Paging subscribers (k)		298	314	328		347	364	385	404
Paging average revenue per unit ($/month)	10	10	10	10	11	10	10	10	15

Video (DTH and VDSL)

Total subscribers (k)		1,788	1,758	1,739		1,727	1,677	1,595	1,532
Net subscriber activations (k)	61	30	19	12	224	50	82	63	29
ARPU ($/month)	53	54	54	53	50	52	51	50	48
Video EBITDA ($ millions)	155	42	66	47	45	23	12	6	4
Churn (%) (average per month)	1.0%	1.0%	1.0%	0.9%	0.9%	1.0%	1.0%	0.9%	0.8%

BCE Inc. Supplementary Financial Information — Third Quarter 2006     Page 12

Accompanying Notes
(1)	We have reclassified some of the figures for the comparative period to make them consistent with the current period’s presentation. Starting in the third quarter of 2006, our segment reporting reflects the formation of Bell Aliant and its operations are now reported as a separate segment. Since Bell Aliant includes the operation of Bell Canada’s former regional wireline operations and Bell Nordiq, the results of our other segments have been restated to reflect the sale of these operations. Further to the Bell Aliant transaction, the operations of Aliant Mobility and the DownEast retail stores are reported in our Residential and Business segments.

(2)	Non-GAAP Financial Measures

EBITDA

The term, EBITDA (earnings before interest, taxes, depreciation and amortization), does not have any standardized meaning prescribed by Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies. EBITDA is presented on a consistent basis from period to period.

We define EBITDA as operating revenues less operating expenses, which means it represents operating income before amortization expense, net benefit plans cost, and restructuring and other items.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of amortization expense, net benefit plans cost, and restructuring and other items. We exclude amortization expense and net benefit plans cost because they largely depend on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets and the fund performance of a company’s pension plans. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis trends in business performance. Excluding restructuring and other items does not imply they are necessarily non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

EBITDA should not be confused with net cash flows from operating activities. The most comparable Canadian GAAP financial measure is operating income.

EPS before restructuring and other items, net gains on investments and costs incurred to form the Bell Aliant Regional Communications Income Fund (Bell Aliant)

The term, EPS (earnings per share) before restructuring and other items, net gains on investments and costs incurred to form Bell Aliant, does not have any standardized meaning prescribed by GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other items, net gains on investments and costs incurred to form Bell Aliant, among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other items, net gains on investments and costs incurred to form Bell Aliant. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. The exclusion of these items does not imply they are necessarily non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

FREE CASH FLOW

The term, free cash flow, does not have any standardized meaning prescribed by Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies. Free cash flow is presented on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.
BCE Inc. Supplementary Financial Information — Third Quarter 2006     Page 13

Accompanying Notes (continued)
(3)	EBITDA margin is calculated as follows:

EBITDA Operating revenues

(4)	Effective Q2 2005 the total Wireless capital expenditures are segregated between the Residential and Business segments. Prior quarters have been restated accordingly.

(5)	Cash flow per share is calculated as follows:

Cash flow from operations less capital expenditures Average number of common shares outstanding during the period

(6)	Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(7)	Reflects an increase in the total Bell Canada debt as a result of the completion of the purchase price allocation (PPA) relating to the repurchase of SBC’s 20% interest in Bell Canada, which resulted in an increase in long-term debt of $165 million. This increase in long-term debt will be applied against interest expense ($3 million in Q3 2006) over the remaining terms of the related long-term debt.

(8)	At the Bell Canada Consolidated and BCE Consolidated level, Third Party Preferred Shares reflected in the financial statements of subsidiaries are included in non-controlling interest on the balance sheet.

(9)	High Speed Internet subscribers include Residential, Business and Wholesale. Dial-up Internet subscribers include Residential and Business.

(10)	Includes allocation of selling costs from Bell Canada and excludes costs of migrating from analog to digital. Cost of Acquisition (COA) per subscriber is reflected on a consolidated basis.

(11)	Wireless EBITDA margins are calculated based on total Wireless operating revenues (i.e. external revenues as shown on pages 10 and 11 plus inter-company revenues).
BCE Inc. Supplementary Financial Information — Third Quarter 2006     Page 14